UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2025

SITIO ROYALTIES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41585	88-4140242
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1401 Lawrence Street, Suite 1750

Denver, Colorado 80202

(Address of principal executive office and Zip Code)

(720) 640-7620

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	STR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On June 2, 2025, Sitio Royalties Corp., a Delaware corporation (“Sitio” or the “Company”), and Sitio Royalties Operating Partnership, LP, a Delaware limited partnership and a subsidiary of Sitio (“Sitio Opco”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Viper Energy, Inc., a Delaware corporation (“Viper”), Viper Energy Partners LLC, a Delaware limited liability company (“Viper Opco”), New Cobra Pubco, Inc., a Delaware corporation and a wholly owned subsidiary of Viper (“New Parent”), Cobra Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of New Parent (“Viper Merger Sub”), and Scorpion Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of New Parent (“Sitio Merger Sub”). Capitalized terms used herein but not otherwise defined will have the meanings ascribed to them in the Merger Agreement.

Transaction Structure and Consideration

Pursuant to the terms of the Merger Agreement, Viper will acquire the Company in an all-equity transaction through: (i) the merger (the “Viper Pubco Merger”) of Viper Merger Sub with and into Viper, with Viper continuing as the surviving corporation and a wholly owned subsidiary of New Parent, (ii) the merger of Scorpion Merger Sub with and into Sitio, with Sitio continuing as the surviving corporation and a wholly owned subsidiary of New Parent (the “Sitio Pubco Merger” and, together with the Viper Pubco Merger, the “Pubco Mergers”), and (iii) the merger of Sitio Opco with and into Viper Opco, with Viper Opco continuing as the surviving entity (the “Opco Merger” and, together with the Viper Pubco Merger and the Sitio Pubco Merger, the “Mergers”), in each case on the terms set forth in the Merger Agreement.

On the terms and subject to the conditions set forth in the Merger Agreement:

•

at the effective time of the Sitio Pubco Merger (the “Sitio Pubco Merger Effective Time”), (A) each share of Sitio’s Class A common stock, par value $0.0001 per share (“Sitio Class A Common Stock”), issued and outstanding immediately prior to the Sitio Pubco Merger Effective Time will be cancelled and automatically converted into the right to receive 0.4855 fully-paid and nonassessable shares of Class A common stock, par value $0.000001 per share, of New Parent (the “New Parent Class A Common Stock”), and (B) each share of Sitio’s Class C common stock, par value $0.0001 per share (“Sitio Class C Common Stock” and together with the Sitio Class A Common Stock, “Sitio Common Stock”), issued and outstanding immediately prior to the Sitio Pubco Merger Effective Time will be automatically cancelled and cease to exist;

•

at the effective time of the Viper Pubco Merger (the “Viper Pubco Merger Effective Time”), (A) each share of Viper’s Class A common stock, par value $0.000001 per share (the “Viper Class A Common Stock”), issued and outstanding immediately prior to the Viper Pubco Merger Effective Time will be cancelled and automatically converted into one share of New Parent Class A Common Stock and (B) each share of Viper’s Class B common stock, par value $0.000001 per share, issued and outstanding immediately prior to the Viper Pubco Merger Effective Time will be automatically cancelled and converted into one share of New Parent Class B Common Stock, par value $0.000001 per share (the “New Parent Class B Common Stock” and together with the New Parent Class A Common Stock, the “ New Parent Common Stock”); and

•

following the Pubco Mergers, at the effective time of the Opco Merger (the “Opco Merger Effective Time”), (A) all common units representing limited partnership interests in Sitio Opco (the “Sitio Opco Units”) held by Viper, Sitio, New Parent, or any of their wholly owned subsidiaries immediately prior to the Opco Merger Effective Time shall automatically convert into 0.4855 common units representing limited liability company interests in Viper Opco (the “Viper Opco Units”) and (B) each Sitio Opco Unit issued and outstanding immediately prior to the Opco Merger Effective Time will be converted into the right to receive (i) 0.4855 Viper Opco Units and (ii) 0.4855 shares of New Parent Class B Common Stock (the “Opco Merger Consideration”).

Post-Closing Ownership

As a result of the Mergers and as of the closing of the Mergers (the “Closing”), Sitio stockholders immediately prior to the Sitio Pubco Merger Effective Time will own approximately 20% of the outstanding shares of New Parent Common Stock, and Viper stockholders immediately prior to the Viper Pubco Merger Effective Time will own approximately 80% of the outstanding shares of New Parent Common Stock. Following the Closing, New Parent will operate under the name “Viper Energy, Inc.” and have the same board of directors and executive officers as Viper did prior to the Viper Pubco Merger.

Treatment of Equity Awards

At the Sitio Pubco Merger Effective Time:

•

each Sitio RSU Award and Sitio DSU Award that is outstanding immediately prior to the Sitio Pubco Merger Effective Time will immediately vest in full (to the extent unvested) and be canceled and converted into the right to receive the Sitio Pubco Merger Consideration in respect of each share of Company Class A Common Stock subject to the award, plus an amount in cash equal to any accrued but unpaid cash-based dividend equivalents;

•

each Sitio PSU Award that is outstanding immediately prior to the Sitio Pubco Merger Effective Time will immediately vest in full (to the extent unvested), with the satisfaction of any performance goals in respect of any incomplete performance period determined based on the greater of (x) target performance or (y) actual performance through the Sitio Pubco Merger Effective Time and be canceled and converted into the right to receive the Sitio Pubco Merger Consideration in respect of each share of Sitio Class A Common Stock subject thereto, plus an amount in cash equal to any accrued but unpaid cash-based dividend equivalents; and

•

each Sitio Opco Unit Award that is outstanding immediately prior to the Sitio Pubco Merger Effective Time will immediately vest in full (to the extent unvested) and each Sitio Opco Unit and share of Sitio Class C Common Stock subject to such Sitio Opco Unit Award will be treated as an unrestricted Sitio Opco Unit and an unrestricted share of Sitio Class C Common Stock for all purposes of the Merger Agreement, including participation in the Mergers as set forth in the Merger Agreement, and the holder thereof will also receive an amount in cash equal to any accrued but unpaid cash-based distributions.

Recommendations of the Sitio Board

Sitio’s Board of Directors, at a meeting duly called and held by unanimous vote, (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Sitio Pubco Merger and the Opco Merger, are fair to, and in the best interests of, Sitio and its stockholders (the “Sitio Stockholders”), (ii) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Sitio Pubco Merger and the Opco Merger, and (iii) recommended that the Sitio Stockholders approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Sitio Pubco Merger (the “Sitio Board Recommendation”).

Conditions to Closing

The completion of the Mergers is subject to certain customary mutual conditions, including (i) the receipt of the required approvals from the Sitio Stockholders (the “Sitio Stockholder Approval”) and Viper’s stockholders, (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), (iii) the absence of any governmental order or law that makes consummation of the Mergers illegal or otherwise prohibited, (iv) New Parent’s registration statement on Form S-4 having been declared effective by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and (v) the shares of New Parent Class A Common Stock issuable in connection with the Mergers having been authorized for listing on the Nasdaq Stock Exchange LLC, subject to official notice of issuance. The obligation of each party to consummate the Mergers is further conditioned upon certain of the parties’ representations and warranties being true and correct (subject to certain materiality exceptions), the absence of a material adverse effect on each party, the parties having performed in all material respects their respective obligations under the Merger Agreement, and the receipt by each party of certain tax opinions.

On June 2, 2025, following the execution of the Merger Agreement, the parties received a written consent from the Parent Majority Stockholder approving the Merger Agreement and the transactions contemplated thereby, which constitutes the requisite approval of Viper stockholders under the Merger Agreement.

No Solicitation and Company Change of Recommendation

No Solicitation

Sitio has agreed to, and has agreed to cause its subsidiaries and their respective representatives to, immediately cease and cause to be terminated any discussion or negotiations with any person with respect to a Company Competing Proposal.

From and after the date of the Merger Agreement and until the earlier of the effective time of the Pubco Mergers and the termination of the Merger Agreement in accordance with its terms, and subject to certain exceptions set forth in the Merger Agreement, the Company has agreed that it will not, and has agreed to cause its subsidiaries and its executive officers and directors and use its reasonable best efforts to cause its and its subsidiaries’ other Representatives not to, directly or indirectly, (i) initiate, solicit or knowingly encourage the making of or announcement of any alternative business combination proposal with respect to itself (a “Company Competing Proposal”), (ii) engage in any discussions or negotiations with respect to a Company Competing Proposal, (iii) furnish any non-public information regarding Sitio or its subsidiaries or access to its properties, assets or employees in connection with or in response to a Company Competing Proposal, (iv) enter into any letter of intent or agreement in principal or other agreement providing for a Company Competing Proposal or (v) waive or release any party from any standstill provisions from any other contract.

However, prior to the receipt of Sitio Stockholder Approval, Sitio may engage in the activities described in clauses (ii) and (iii) above with a party who has made, after the date of the Merger Agreement, a written, bona fide Company Competing Proposal (provided that such proposal did not result from a material violation of the non-solicitation provisions of the Merger Agreement); provided that (1) no non-public information is furnished until Sitio has received an executed confidentiality agreement containing limitations on the disclosure and use of non-public information that are no less favorable in all material respects than those in place between Sitio and Viper and (ii) prior to taking any such actions, Sitio’s Board of Directors determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Company Competing Proposal is, or could reasonably be expected to lead to, a Company Superior Proposal (as defined in the Merger Agreement) and not taking such action would be reasonably likely to be inconsistent with Sitio’s Board of Directors’ fiduciary obligations to the Sitio Stockholders under applicable law.

Pursuant to the Merger Agreement, Sitio is required to advise Viper of the receipt by Sitio or, to the extent known by an executive officer or director of Sitio, any of its representatives of any Company Competing Proposal or any request for non-public information or data relating to Sitio or any of its subsidiaries made in connection with a Company Competing Proposal or any request for discussions or negotiations with Sitio or a representative of Sitio relating to a Company Competing Proposal within one (1) Business Day thereof. Further, the Company is required to keep Viper reasonably informed, on a current basis, with respect to the status and material terms of any such Company Competing Proposal and any material changes to the status of any such discussions or negotiations within one (1) Business Day after such material change.

Company Change of Recommendation

Except as expressly contemplated by the Merger Agreement, Sitio’s Board of Directors has agreed that it will not (i) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Viper, the Company Board Recommendation, (ii) fail to include the Company Board Recommendation in the joint information statement/proxy statement/prospectus or registration statement filed with the SEC relating to the Mergers or (iii) recommend the approval or adoption of, or publicly propose to recommend, approve or adopt, any Company Competing Proposal.

However, prior to the receipt of the Sitio Stockholder Approval, Sitio’s Board of Directors may cause Sitio to effect a Company Change of Recommendation (as defined in the Merger Agreement) or terminate the Merger Agreement if, prior to taking such action, (i) Sitio’s Board of Directors determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Company Competing Proposal is a Company Superior Proposal and not taking such action would be reasonably likely to be inconsistent with Sitio’s Board of Directors’ fiduciary obligations to the Sitio Stockholders under applicable law. In such circumstances, Sitio is required to give notice to Viper that Sitio has received such proposal and specify the material terms and conditions of such proposal, and Sitio is further required to within four (4) Business Days of providing such notice to Viper, make itself reasonably available to negotiate in good faith with Viper regarding a possible amendment of the Merger Agreement or a possible alternative transaction so that the Company Competing Proposal that is the subject of the Company Superior Proposal ceases to be a Company Superior Proposal. If after such negotiations, (i) Viper has not proposed revisions to the terms and conditions of the Merger Agreement or (ii) Viper has proposed revisions to the terms and conditions of the Merger Agreement, but Sitio’s Board of Directors determines that notwithstanding such revisions, after consultation with its financial advisors and outside legal counsel, (x) the Company Competing Proposal remains a Company Superior Proposal with respect to Viper’s revised proposal and (y) failing to make a Company Change of Recommendation or taking such action would be reasonably likely to be inconsistent with Sitio’s Board of Directors’ fiduciary obligations to the Sitio Stockholders under applicable Law, Sitio may make a Company Change of Recommendation.

In addition, Sitio is permitted to, prior to receipt of the Sitio Stockholder Approval, in response to a Company Intervening Event (as defined in the Merger Agreement), effect a Company Change of Recommendation if (i) Sitio’s Board of Directors determines in good faith after consultation with its outside legal counsel that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary obligations to Sitio Stockholders under applicable law, (ii) Sitio has given notice to Viper that Sitio has determined that a Company Intervening Event has occurred or arisen and that Sitio intends to effect a Company Change of Recommendation and (iii) Sitio negotiates in good faith with Viper on the terms and time periods discussed above and determines that any proposed revisions to the Merger Agreement do not obviate the need for Sitio’s Board of Directors to effect a Company Change of Recommendation and that the failure to make a Company Change of Recommendation would be reasonably likely to be inconsistent with its fiduciary obligations to Sitio Stockholders under applicable law.

Termination Rights and Fees

The Merger Agreement contains certain termination rights for each of Sitio and Viper, including the right to terminate:

•	by mutual written consent of Sitio and Viper;

•	by either Sitio or Viper, if:

•	the Closing has not occurred on or before June 2, 2026 (the “End Date”);

•

one party breaches any of its respective representations or warranties or if such party fails to perform their respective covenants, such that certain conditions to Closing cannot be satisfied and such breach is not cured or cannot be cured in accordance with the terms of the Merger Agreement; or

•	the Sitio Stockholder Approval has not been obtained;

•

by Viper, if (i) prior to receipt of the Sitio Stockholder Approval if Sitio’s Board of Directors has effected a Company Change of Recommendation or (ii) Sitio or its subsidiaries have willfully and materially breached their obligations under the non-solicitation provisions of the Merger Agreement; and

•	by Sitio, if prior to receipt of the Sitio Stockholder Approval, in order to enter into a definitive agreement with respect to a Company Superior Proposal.

To the extent the Merger Agreement is terminated (i) in response to (A) a Company Change of Recommendation (other than a Company Change of Recommendation related to a change of control of the Parent Majority Stockholder), or (B) certain willful and material breaches of Sitio’s obligations under the non-solicitation provisions of the Merger Agreement or (ii) by Sitio to enter into definitive documentation with respect to a Company Superior Proposal, Sitio will be required to pay Viper a termination fee in the amount as described below (the “Company Termination Fee”). Further, in the event (i)(A) the Merger Agreement is terminated by either Viper or Sitio due to (1) passage of the End Date, (2) a breach of Sitio’s representations, warranties or covenants such that certain conditions to Closing cannot be satisfied and such breach is not cured in accordance with the terms of the Merger Agreement or (3) failure to obtain the Sitio Stockholder Approval, and (B) a Company Competing Proposal has been communicated to Sitio and not withdrawn prior to such termination, and (ii) within twelve months after the date of such termination, subject to certain other terms and conditions in the Merger Agreement, Sitio enters into a definitive agreement with respect to a Company Competing Proposal or consummates a Company Competing Proposal, Sitio will be required to pay Viper the Company Termination Fee.

The Company Termination Fee will equal a cash amount of $89.6 million; provided, however, that such amount is reduced to $44.8 million with respect to (i) any fee payable in connection with a termination by Sitio to accept a Company Superior Proposal if exercised within 45 days of the date of the Merger Agreement or with respect to any Company Competing Proposal made by an Excluded Party (as defined below) and (ii) any fee payable in connection with a termination by Viper related to a Company Change of Recommendation due to a Company Competing Proposal made by an Excluded Party.

An “Excluded Party” means any person or group of persons, from whom Sitio or any of its representatives has received, after the date of the Merger Agreement and on or prior to the 45th day following the date of the Merger Agreement, a written Company Competing Proposal that, on or prior to such 45th day, Sitio’s Board of Directors determines in good faith, after consultation with its outside counsel and its financial advisors, is or could reasonably be expected to lead to a Company Superior Proposal, provided that any such person or group of persons shall cease to be an Excluded Party at the earliest to occur of (x) the 60th day following the date of the Merger Agreement, (y) such time as such person or group of persons withdraws, cancels or terminates its Company Competing Proposal or such Company Competing Proposal is abandoned or expires or (z) Sitio’s Board of Directors determines in good faith, after consultation with its outside counsel and its financial advisors, that such Company Competing Proposal could no longer reasonably be expected to lead to a Company Superior Proposal.

Other Terms

The Merger Agreement contains customary representations and warranties of Sitio and Viper relating to their respective businesses, financial statements and public filings, in each case generally subject to customary materiality qualifiers. Additionally, the Merger Agreement provides for customary pre-closing covenants of Sitio and Viper, including, among others, covenants relating to the conduct of their respective businesses during the interim period between the date of the Merger Agreement and the Closing, the obligation of each party to refrain from taking certain actions without the other party’s consent and the obligation of Sitio to call a meeting of its stockholders for purposes of obtaining the Company Stockholder Approval.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Sitio, Viper or their respective subsidiaries or affiliates or to modify or supplement any factual disclosures about Sitio or Viper included in their public reports filed with the SEC. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the respective parties to such agreements, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the respective parties to such agreements instead of establishing these matters as facts, and may be subject to standards of materiality that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or of any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Sitio’s public disclosures.

Related Agreements

Company Voting and Support Agreements

Concurrently with the execution and delivery of the Merger Agreement, certain Sitio equityholders (collectively, the “Company Supporting Stockholders”) entered into Voting and Support Agreements (the “Company Support Agreements”) with Sitio and Viper. The Company Support Agreements provide, among other things, the obligation of the Company Supporting Stockholders, collectively representing approximately 48% of the issued and outstanding shares of Sitio Common Stock, to approve the transactions contemplated by the Merger Agreement, including the Sitio Pubco Merger and the Opco Merger, subject to certain terms and conditions (including the termination of such voting obligations in certain circumstances related to a Company Superior Proposal or a change of control of the Parent Majority Stockholder). In addition, if there occurs a Company Change of Recommendation (other than in response to a Company Superior Proposal or a change in control of the Parent Majority Stockholder), then the voting obligations for the Company Supporting Stockholders shall be reduced and the voting provisions of the Company Support Agreements shall only apply, in the aggregate, to 35% of the issued and outstanding shares of Sitio Common Stock.

The foregoing description of the Company Support Agreements does not purport to be complete and is subject to, and qualified in its entirety by the full text of, each of the Company Support Agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Parent Support Agreement

Concurrently with the execution and delivery of the Merger Agreement, Sitio, Viper, New Parent, and affiliates of the Parent Majority Stockholder entered into the Parent Support Agreement (the “Parent Support Agreement”), which provides, among other things, that the Parent Majority Stockholder will assist the parties with certain filings required to be made under the HSR Act, as amended, and will not transfer or otherwise dispose of any New Parent Common Stock or Viper Opco Units held by it and its affiliates from the date of the Merger Agreement to 90 days following the Closing, subject to certain exceptions.

The foregoing description of the Parent Support Agreement does not purport to be complete and is subject to, and qualified in its entirety by the full text of, the Parent Support Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

Pursuant to the Merger Agreement, Viper and New Parent shall offer to enter into, not less than 15 days prior to or at the Closing, a Registration Rights Agreement (the “Registration Rights Agreement”), in substantially the form attached as Exhibit B to the Merger Agreement, with each holder of Sitio Opco Units who informs Viper in writing of the desire to enter into the Registration Rights Agreement and submits a duly executed signature page to the Registration Rights Agreement not less than two (2) Business Days prior to Closing. Pursuant to the Registration Rights Agreement, New Parent will agree to file no later than five business days following the date of the Registration Rights Agreement a shelf registration statement under the Securities Act to permit the public resale of certain securities of New Parent held by such holders. Viper and New Parent will agree to pay certain expenses of the parties incurred in connection with the exercise of their rights under the Registration Rights Agreement, and indemnify them for certain securities law matters in connection with any registration statement filed pursuant thereto.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by the full text of, the form of Registration Rights Agreement, which is attached as Exhibit B to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Forward-Looking Statements

This communication relates to a proposed business combination transaction between Viper and Sitio and the information included herein includes forward-looking statements within the meaning of the federal securities laws, which involve certain risks, uncertainties and assumptions that could cause the results to differ materially from such statements. All statements, other than historical facts, that address activities that Viper or Sitio assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future, or statements regarding the proposed Mergers, the likelihood that the conditions to the consummation of the Mergers will be satisfied on a timely basis or at all, Viper’s and Sitio’s ability to consummate the Mergers at any time or at all, the benefits of the Mergers and the post-combination company’s future financial performance following the Mergers, the post-combination company’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management, are forward-looking statements. When used herein, the words “may,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions and the negative of such words and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. The forward-looking statements are based on Viper’s and Sitio’s management’s current beliefs, based on currently available information, as to the outcome and timing of future events.

Factors that could cause the outcomes to differ materially include (but are not limited to) the following: the risk associated with Sitio’s ability to obtain the approvals of its stockholders required to consummate the Mergers; risks related to the timing of the closing of the Mergers, including the risk that the conditions to the Mergers are not satisfied on a timely basis or at all or the failure of the Mergers to close for any other reason or to close on the anticipated terms, including the anticipated tax treatment; the risk that any regulatory approval, consent or authorization that may be required for the Mergers is not obtained or is obtained subject to conditions that are not anticipated; the post-combination company’s ability to successfully integrate Sitio’s and Viper’s businesses and technologies; the risk that the expected benefits and synergies of the Mergers may not be fully achieved in a timely manner, or at all; the risk that Sitio or Viper will not, or that following the Mergers, the post-combination company will not, be able to retain and hire key personnel; unanticipated difficulties or expenditures relating to the Mergers, the response of business partners and retention as a result of the announcement and pendency of the Mergers; Viper’s ability to finance the combined company on acceptable terms or at all; uncertainty as to the long-term value of the post-combination company’s common stock; the diversion of Sitio’s and Viper’s management’s time on transaction-related matters; and those risks described in Viper’s periodic filings with the U.S. Securities and Exchange Commission (“SEC”), including in Item 1A of Viper’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26, 2025, subsequent Forms 10-Q and 8-K and other filings Viper makes with the SEC, which can be obtained free of charge on the SEC’s website at http://www.sec.gov and Viper’s website at https://www.viperenergy.com/investors/overview, and in Sitio’s periodic filings with the SEC, including in Item 1A of Sitio’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26, 2025, subsequent Forms 10-Q and 8-K and other filings Sitio makes with the SEC, which can be obtained free of charge on the SEC’s website at http://www.sec.gov and Sitio’s website at investors.sitio.com.

In light of these factors, the events anticipated by Viper’s and Sitio’s forward-looking statements may not occur at the time anticipated or at all. Moreover, Viper and Sitio conduct their businesses in a very competitive and rapidly changing environment and new risks emerge from time to time. Viper and Sitio cannot predict all risks, nor can they assess the impact of all factors on their businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements they may make. Accordingly, you should not place undue reliance on any forward-looking statements. All forward-looking statements speak only as of the date of this communication or, if earlier, as of the date they were made. Viper and Sitio do not intend to, and disclaim any obligation to, update or revise any forward-looking statements unless required by applicable law.

Additional Information and Where to Find It

In connection with the Mergers, New Parent will file with the SEC a registration statement on Form S-4, which will include a proxy statement of Sitio, an information statement of Viper and a prospectus of New Parent. The Mergers will be submitted to Sitio’s stockholders for their consideration. Viper, Sitio and New Parent may also file other documents with the SEC regarding the Mergers. After the registration statement has been declared effective by the SEC, a definitive joint information statement/proxy statement/prospectus will be mailed to the stockholders of Viper and Sitio. This communication is not a substitute for the registration statement and joint information statement/proxy statement/prospectus that will be filed with the SEC or any other documents that Viper, Sitio or New Parent may file with the SEC or send to stockholders of Viper or Sitio in connection with the Mergers. INVESTORS AND STOCKHOLDERS OF SITIO AND VIPER ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT INFORMATION STATEMENT/PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGERS AND RELATED MATTERS.

Investors and stockholders will be able to obtain free copies of the registration statement and the joint information statement/proxy statement/prospectus (when available) and all other documents filed or that will be filed with the SEC by Viper, Sitio or New Parent, through the website maintained by the SEC at http://www.sec.gov.

Participants in the Solicitation

Viper, Sitio, New Parent and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Sitio stockholders in connection with the Mergers.

Information regarding the directors and executive officers of Viper, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Viper’s definitive proxy statement for its 2025 Annual Meeting of Stockholders, including under the headings “Proposal 1: Election of Directors”, “Executive Officers”, “Compensation Discussion and Analysis”, “Compensation Tables”, “Stock Ownership” and “Certain Relationships and Related Party Transactions,” which was filed with the SEC on April 10, 2025 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1602065/000119312525077960/d884560ddef14a.htm. To the extent holdings of Viper’s securities by its directors or executive officers have changed since the amounts set forth in Viper’s definitive proxy statement for its 2025 Annual Meeting of Stockholders, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC, which are available at EDGAR Search Results https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001602065&type=&dateb=&owner=only&count=40&search_text=.

Information regarding the directors and executive officers of Sitio, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Sitio’s definitive proxy statement for its 2025 Annual Meeting of Stockholders, including under the headings “Proposal 1 - Election of Directors”, “Executive Officers”, “Security Ownership of Certain Beneficial Owners and Management”, “Certain Relationships and Interested Transactions”, “Compensation Discussion and Analysis”, “Summary Compensation Table” and “2024 Director Compensation”, which was filed with the SEC on March 28, 2025 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1949543/000162828025015343/str-20250328.htm. To the extent holdings of Sitio’s securities by its directors or executive officers have changed since the amounts set forth in Sitio’s definitive proxy statement for its 2025 Annual Meeting of Stockholders, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC, which are available at EDGAR Search Results https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=1949543&type=&dateb=&owner=only&count=40&search_text=.

Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint information statement/proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov.

No Offer or Solicitation

This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, pursuant to the Mergers or otherwise, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1*	Agreement and Plan of Merger, dated as of June 2, 2025, by and among Sitio Royalties Corp., Sitio Royalties Operating Partnership, LP, Viper Energy, Inc., Viper Energy Partners LLC, New Cobra Pubco, Inc., Cobra Merger Sub, Inc. and Scorpion Merger Sub, Inc.

10.1	Voting and Support Agreement, dated as of June 2, 2025, by and among Viper Energy, Inc., KMF DPM HoldCo, LLC, Chambers DPM HoldCo, LLC, and Sitio Royalties Corp.

10.2	Voting and Support Agreement, dated as of June 2, 2025, by and among Viper Energy, Inc., BX Royal Aggregator LP, RRR Aggregator LLC, and Sitio Royalties Corp.

10.3	Voting and Support Agreement, dated as of June 2, 2025, by and among Viper Energy, Inc., Source Energy Leasehold, LP, Source Energy Permian II, LLC, Permian Mineral Acquisitions, LP, Sierra Energy Royalties, LLC, and Sitio Royalties Corp.

10.4	Parent Support Agreement, dated as of June 2, 2025, by and among Sitio Royalties Corp., Viper Energy, Inc., New Cobra Pubco, Inc., Diamondback Energy, Inc., Diamondback E&P LLC and Endeavor Energy Resources, L.P.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITIO ROYALTIES CORP.

By:	/s/ Christopher L. Conoscenti
Name:	Christopher L. Conoscenti
Title:	Chief Executive Officer

Date: June 3, 2025